SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive  Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Eskimo Pie Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

   1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------

   5) Total fee paid:

      -------------------------------------------------------------------------

|_| Fee paid previously by written preliminary materials.
|_|Check box if any part of the fee is offset as provided  by Exchange  Act Rule
   O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:_________________________________________________
   2)  Form Schedule or Registration Statement No.:____________________________
   3)  Filing Party:___________________________________________________________
   4)  Date Filed:____________________________

          PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED JULY 15, 1999

                          [ESKIMO PIE CORPORATION LOGO]








                                  July 23, 1999



Dear Fellow Shareholder:

           You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, September 8, 1999, at 10:00 a.m. in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia. Enclosed with this letter is a formal notice of the meeting, together with a proxy statement and proxy form. This Annual Meeting of Shareholders was previously scheduled for May 12, 1999. Any materials (including the proxy statement and proxy form) you received from the Company in connection with the previously scheduled May 12 meeting have been withdrawn and are no longer valid.

           Any Proxy Card You Previously Completed And Returned In Connection With The May 12, 1999, Annual Meeting Is NO LONGER VALID. You Must Fill Out A NEW Proxy Card If You Do Not Plan To Attend The September 8, 1999, Annual Meeting In Person But Want Your Vote To Be Counted.

           As you will see from the enclosed notice, you will be asked to elect seven directors to serve until the next Annual Meeting, to ratify the designation of independent auditors for 1999 and, if properly presented, to vote on two Bylaw amendments which may be proposed at the meeting by Yogen Fruz World-Wide Incorporated ("Yogen Fruz"), a shareholder. In addition to the formal agenda, we expect to report on the Company's business activities and to answer any questions properly brought before the meeting.

           You may have already received proxy solicitation materials from Yogen Fruz in connection with matters Yogen Fruz may present at the September 8 meeting. These matters are expected to be: a slate of directors chosen by Yogen Fruz; a Bylaw amendment relating to the Company's Shareholder Rights Plan; and a Bylaw amendment relating to shareholders' ability to call a special meeting of shareholders. The Board of Directors believes that these proposals are not in the best interests of the Company and its shareholders and urges you to vote against these proposals.

--------------------------------------------------------------------------------
        Please sign, date and return the WHITE PROXY CARD in the enclosed postage-paid envelope to vote FOR your Board of Directors and AGAINST the Yogen Fruz Proposals. Please DISCARD any proxy card sent to you by Yogen Fruz. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Corporate Investor Communications, Inc. toll-free at: 877-460-4351.
--------------------------------------------------------------------------------

           If you do not plan to attend the meeting, please vote, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. By doing so, you will be sure that your shares will be represented and voted at the meeting. If you choose to attend the meeting, you may revoke your proxy and vote in person.

           YOUR VOTE IS VERY IMPORTANT NO MATTER HOW FEW OR HOW MANY SHARES YOU OWN! We encourage you to vote your shares as soon as possible.

           We look forward to seeing you if you are able to attend. Whether or not you attend, please sign, date and return the enclosed WHITE PROXY CARD in the postage-paid envelope provided to you. We hope you will enjoy our products and recommend them to your friends.

                                   Sincerely,




                                   Arnold H. Dreyfuss
                                   Chairman of the Board

                             ESKIMO PIE CORPORATION

                             ----------------------

                  NEW! NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------

                     TO BE HELD WEDNESDAY, September 8, 1999
                     (previously scheduled for May 12, 1999)

           The Annual Meeting of Shareholders of Eskimo Pie Corporation (the "Company") will be held on September 8, 1999, at 10:00 a.m. in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia, for the following purposes:


          1. To elect seven directors to serve until the 2000 Annual Meeting of Shareholders.

               -------------------------------------------------------
               The Board of Directors recommends a vote FOR the election of the existing director nominees proposed for reelection by the Company, as described in the Company's proxy statement.
               -------------------------------------------------------



          2. To ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

               -------------------------------------------------------
               The  Board  of  Directors  recommends  a vote  FOR this
               proposal.
               -------------------------------------------------------



          3.   To vote on a proposal by Yogen Fruz World-Wide  Incorporated,  if
               properly   presented,   as  described  in  the  Company's   proxy
               statement, relating to the Company's Shareholder Rights Plan.


               -------------------------------------------------------
               The Board of  Directors  recommends a vote AGAINST this
               proposal.
               -------------------------------------------------------



          4. To vote on a proposal by Yogen Fruz World-Wide Incorporated, if properly presented, as described in the Company's proxy statement, relating to the ability of certain shareholders to call a special meeting of shareholders.

               -------------------------------------------------------
               The Board of  Directors  recommends a vote AGAINST this
               proposal.
               -------------------------------------------------------



          5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

           The Board of Directors has fixed the close of business on July 23, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                 By Order of the Board of Directors,



                                 Thomas M. Mishoe, Jr.
                                 Chief Financial Officer, Vice President,
                                 Treasurer and Corporate Secretary

July 23, 1999




           Please complete and return the enclosed NEW WHITE PROXY CARD in the postage-paid envelope that has been provided. (Any proxy card you previously completed in connection with the May 12, 1999, Annual Meeting DOES NOT COUNT.) If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

          901 Moorefield Park Drive, Richmond, Virginia 23236

                        ESKIMO PIE CORPORATION

                       901 Moorefield Park Drive
                       Richmond, Virginia 23236
                     ----------------------------

                         NEW! PROXY STATEMENT
                     ----------------------------

                    ANNUAL MEETING OF SHAREHOLDERS
                           September 8, 1999


General

           The enclosed proxy is solicited by the Board of Directors of Eskimo Pie Corporation (the "Company") for the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held Wednesday, September 8, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournments or postponements thereof.

           ANY PROXY CARD YOU PREVIOUSLY COMPLETED IN CONNECTION WITH THE MAY 12, 1999, ANNUAL MEETING IS NO LONGER VALID. YOU MUST COMPLETE A NEW PROXY CARD IF YOU DO NOT ATTEND THE ANNUAL MEETING AND WANT YOUR VOTE TO BE COUNTED.

           The  approximate   mailing  date  of  this  Proxy  Statement  ("Proxy
Statement") and the accompanying proxy form is July 26, 1999.

           A copy of the Company's Annual Report for the year ended December 31, 1998, is enclosed. You may also obtain without charge a copy of the Company's 1998 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, exclusive of certain exhibits, by writing to the Corporate Secretary at 901 Moorefield Park Drive, Richmond, Virginia 23236. The 1998 Form 10-K may also be accessed on the worldwide web at www.cfonews.com/epie/.


Voting Rights and Revocability of Proxies

           You are urged to sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope whether or not you attend the meeting. You have the right to revoke your proxy at any time prior to the Annual Meeting by submitting written notice to the Company, by submitting another proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

           Only those shareholders of record at the close of business on July 23, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The number of shares of the Company's
Common Stock outstanding and entitled to vote as of the record date was [3,462,850]. A majority of the shares outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

Voting of Proxies

           Yogen Fruz World-Wide Incorporated, a Canadian corporation ("Yogen Fruz"), has informed the Company that Yogen Fruz may appear at the Annual Meeting to nominate seven individuals for election to the Board of Directors in opposition to the Company's nominees for election and to make shareholder proposals concerning: (i) a Bylaw amendment that would require the Board to repeal or amend the Company's Shareholder Rights Plan upon a majority vote of the shareholders; and (ii) a Bylaw amendment that would allow holders of 15% of the outstanding shares of the Company's Common Stock to call a special meeting of shareholders (together, the "Yogen Fruz Proposals"). The Board of Directors is soliciting your vote FOR the Company's slate of nominees for election to the Board of Directors, FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the 1999 fiscal year and AGAINST the Yogen Fruz Proposals. Unless contrary instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked) will be voted FOR the election of all of the Company's nominees for director named in this Proxy Statement, FOR ratification of the selection of Ernst & Young LLP as independent auditors for 1999 and AGAINST the Yogen Fruz Proposals. If you specify a different choice on the proxy card, your shares will be voted as you have specified.


Method of Counting Votes

           Votes will be counted and certified by an independent Inspector of Elections. Under SEC rules, boxes and a designated blank space are provided on the proxy card for you to mark if you wish to vote "for" or "against" or "abstain" from voting on one or more of the proposals, or to vote "for" or withhold authority to vote for one or more of the nominees for director.


Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth, as of June 30, 1999, the number and percentage of shares of the Company's Common Stock held by persons known to the Company to be the owners of more than five percent of the Company's issued and outstanding Common Stock, each of the Company's directors and nominees for director, the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group:

                                                        Amount and Nature of                 Percent of
                                                        Beneficial Ownership                Common Stock
Name and Address of Beneficial Owner                     of Common Stock(1)                  Outstanding
------------------------------------                     ------------------                  -----------

Yogen Fruz World-Wide, Inc. (2)                                587,700                          17.0%
   Toronto, Canada

Peak Management, Inc. (3)                                      369,600                          10.7%
   Boston, Massachusetts

Gabelli Funds, Inc. (4)                                        245,700                           7.1%
   Rye, New York

Arnold H. Dreyfuss                                              25,766  (5)(6)(7)                   *
   Richmond, Virginia

Kimberly P. Ferryman                                            13,498  (6)(7)                      *
   Richmond, Virginia

Wilson H. Flohr, Jr.                                             9,043  (5)(8)                      *
   Richmond, Virginia

Craig L. Hettrich                                                3,134  (6)(7)                      *
   Richmond, Virginia

F. Claiborne Johnston, Jr.                                       3,100  (5)(9)                      *
   Richmond, Virginia

V. Stephen Kangisser                                             7,691  (6)(7)                      *
   Richmond, Virginia

David B. Kewer                                                  55,474  (6)(7)                   1.6%
   Richmond, Virginia

Daniel J. Ludeman                                                6,522  (5)                         *
   Richmond, Virginia

Judith B. McBee                                                  3,043  (5)                         *
   Richmond, Virginia

Thomas M. Mishoe, Jr.                                           13,498  (6)(7)                      *
   Richmond, Virginia

Robert C. Sledd                                                  1,416  (5)                         *
   Richmond, Virginia

All Directors and Executive Officers                           147,489  (5)(6)(7)                  4.1%
as a Group  (12 persons)
----------------------------------------
*    Beneficial   ownership   does  not  exceed  one  percent  of  the
     outstanding shares of Common Stock.

(1) Except to the extent that shares may be held in joint tenancy with a spouse or as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown. The beneficial ownership shown for the three shareholders, other than directors and executive officers of the Company, is based upon the most recent filings received by the Company for such shareholders pursuant to
       Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act).

(2) The Schedule 13D, dated December 10, 1998, filed by Yogen Fruz, as amended by Amendment Nos. 1, 2 and 3, dated December 17, 1998, July 1, 1999, and July 2, 1999, respectively, states that Yogen Fruz acquired the shares of the Company's Common Stock reflected in the filing with a view toward acquiring control of the Company for the purpose of thereafter causing the Company to take such actions as Yogen Fruz deems advisable, including a sale of all or part of the Company to a third party, a change in the management of the Company and/or a restructuring of the Company.

(3) Peak Management, Inc., Peak Investment Limited Partnership and Peter H. Kamin, have previously reported their holdings of the Company's Common Stock on Schedule 13G, which is permitted for institutional investors that certify passive investment intent with respect to such holdings. The holdings of the collective Peak entities are now reported on a Schedule 13D, dated November 30, 1998, which reflects their intention of engaging in discussions with the Company or other third parties about a possible sale or recapitalization of the Company or other change in control transaction in which they may participate. This filing indicates that Mr. Kamin has shared voting and dispositive power over all the shares of the Company's Common Stock reported as beneficially owned by the Peak entities in the preceding table.

(4) Amendment No. 11 to the Schedule 13D, dated January 14, 1999, for Gabelli Funds, Inc. reflects beneficial ownership of the reported shares of Company Common Stock by Gabelli Funds, Inc., GAMCO Investors, Inc., Gabelli Associates, Ltd. and Mario J. Gabelli and indicates that Mr.
       Gabelli directly or indirectly controls, or acts as Chief Investment Officer for, these various entities.

(5) Includes shares subject to presently exercisable stock options and shares of restricted and unrestricted stock granted to non-employee directors as compensation for board duties under the 1996 Incentive Stock Plan, as more fully described under "Compensation of Directors."

(6) Includes shares subject to presently exercisable stock options and/or shares of restricted stock as more fully described in the "Summary Compensation Table" and table of "Fiscal Year-End Option Values".

(7) Includes shares held by executive officers in the Company's 401(k) Savings Plan and/or Employee Stock Purchase Plan. Employees, exclusive of the executive officers, held 21,712 shares of Common Stock in these plans on June 30, 1999. Each participant in the respective plans has the right to instruct the plans' trustee with respect to the voting of shares allocated to his or her account.

(8) Includes 1,500 shares held by Mr. Flohr's wife; 2,000 shares held by Mr. Flohr's wife as trustee; and 200 shares held as custodian.

(9) Includes 400 shares held by, or for the benefit of, a family member living in Mr. Johnston's household, as to which shares Mr. Johnston disclaims beneficial ownership.

                       PROPOSAL ONE: Election of Directors

           Seven directors are to be elected at the Annual Meeting. The seven persons named below, each of whom currently serves as a director of the Company, will be nominated by the Company to serve as directors until the 2000 Annual Meeting or until their successors have been duly elected and have qualified. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of the Company may designate.

           Biographical information follows for each of the Company's seven nominees for director. There are no family relationships among the directors or executive officers of the Company.

Vote Required and Board Recommendation

           With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the seven nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors under Virginia law.

           Your Board of Directors recommends that you vote FOR the election to the Board of Directors of each of the Company's nominees set forth below.


                           COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                   Director                   Principal Occupation During Past Five Years;
  Name (Age)                         Since                       Directorship in other Public Companies
  ----------                         -----                       --------------------------------------

Arnold H. Dreyfuss (70)              1992        From  September  1996  through  March  1998,  Chief  Executive
                                                 Officer of the  Company.  Also,  President  of  Jupiter  Ocean
                                                 and Racquet  Club of Jupiter,  Florida;  formerly  (1982 until
                                                 1991),  Chairman of the Board and Chief  Executive  Officer of
                                                 Hamilton   Beach/Proctor-Silex,   Inc.,   a  small   appliance
                                                 manufacturer  headquartered  in Richmond,  Virginia;  director of Mentor Growth Trust, Inc.

Wilson H. Flohr, Jr. (52)            1992        Retired  (in  January,  1999)  Executive  Vice  President  and
                                                 General  Manager of  Paramount's  Kings  Dominion,  a regional family theme park in Doswell, Virginia.

F. Claiborne Johnston, Jr. (56)      1992        Attorney-at-Law,   Partner   in  the   law   firm  of  Mays  &
                                                 Valentine, L.L.P., Richmond, Virginia.

                                       5

David B. Kewer (44)                  1997        Effective March,  1998,  President and Chief Executive Officer
                                                 of   the   Company.   Previously,   beginning   March,   1997,
                                                 President  and  Chief   Operating   Officer  of  the  Company.
                                                 Formerly  (1993 until  1997),  President  of Willy Wonka Candy
                                                 Factory,  a subsidiary  of Nestle USA,  Inc. From 1988 through
                                                 1993,  various  senior level  positions at Drumstick Co. which was acquired by Nestle in 1991.

Daniel J. Ludeman (41)               1997        Chairman  and Chief  Executive  Officer  of Mentor  Investment
                                                 Group,  LLC,  a  Richmond,  Virginia  based  asset  management
                                                 company;    director   of   Mentor   Series   Trust,    Mentor
                                                 Institutional   Trust,   Mentor   Income  Fund,   Mentor  Cash
                                                 Resource Trust and American's Utility Fund.

Judith B. McBee (52)                 1996        Senior  Vice   President,   Marketing   of   Hamilton   Beach/
                                                 Proctor-Silex,    Inc.,   a   small   appliance   manufacturer
                                                 headquartered  in Richmond,  Virginia,  since  January,  1997;
                                                 previously  Executive Vice President,  Marketing  (June,  1994
                                                 to   December,    1996)   and   Executive   Vice    President,
                                                 Sales/Marketing  (January,  1990,  to  June,  1994),  Hamilton
                                                 Beach/Proctor-Silex, Inc.

Robert C. Sledd (46)                 1998        Chairman  of  the  Board  (since  February,  1995)  and  Chief
                                                 Executive  Officer  (since  1987) of  Performance  Food  Group
                                                 Company,   a   foodservice   distributor    headquartered   in
                                                 Richmond, Virginia; director of SCP Pool Corporation.

Board and Committee Meetings and Attendance

           The Board of Directors held eleven meetings during the fiscal year ended December 31, 1998. All directors attended at least 90% of all meetings of the Board and committees on which they served.

           The Board has standing Executive, Compensation and Audit Committees. The Executive Committee has a wide range of powers, but its primary duty is to act, if necessary, between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of the Company except as otherwise limited by Virginia law. The Executive Committee did not meet or otherwise take action during the fiscal year ended December 31, 1998. Members of the Executive Committee are Messrs. Dreyfuss (Chairman), Flohr, Johnston and Kewer and Ms. McBee.

           The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation for the Company's executive officers and employee stock ownership. During the fiscal year ended December 31, 1998, the Compensation Committee met three times. Members of the Compensation Committee are Messrs. Flohr (Chairman) and Sledd and Ms. McBee.

           The  Audit  Committee   recommends  the  appointment  of  a  firm  of
independent public accountants to audit the Company's financial statements, as well as reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee met two times during the fiscal year ended December 31, 1998. Members of the Audit Committee are Messrs. Ludeman (Chairman), Johnston, and Sledd.


Compensation Committee Interlocks and Insider Participation

           Members of the Compensation Committee are Messrs. Flohr (Chairman) and Sledd and Ms. McBee. No current member of the Compensation Committee is or has been an employee of the Company or has any relationship to the Company that is required to be disclosed pursuant to regulations of the Securities and Exchange Commission. Furthermore, none of the Company's executive officers serves on the board of directors of any company of which a Compensation Committee member is an employee.


Compensation of Directors

           Each director of the Company who is not also an executive officer of the Company receives (a) an annual retainer of $7,000; (b) a $500 fee for attendance at each Board Meeting; and (c) a $250 fee for attendance at each Committee Meeting. The Chairman of the Board, who, beginning January 1, 1999, no longer receives a salary for his duties, receives director's compensation at two times that paid to other non-employee directors. Beginning in 1998, directors may elect to receive payment of the annual retainer and meeting fees in Common Stock of the Company under the 1996 Incentive Stock Plan, as amended. Under the 1996 Incentive Stock Plan, outside directors also automatically receive a stock option grant for 200 shares and a restricted stock grant for 200 shares of the Company's Common Stock, each year, as part of their compensation for Board service. Each outside director is also reimbursed for usual and ordinary expenses of meeting attendance. A director who is also an executive officer of the Company receives no additional compensation for serving as a director.


Certain Relationships

           Mays & Valentine, L.L.P., a law firm of which F. Claiborne Johnston, Jr., a current director and nominee for director of the Company, is a partner, was retained to perform legal services for the Company and its subsidiaries during the last fiscal year. It is anticipated that the firm will continue to provide such services to the Company and its subsidiaries during the current fiscal year. The amounts paid by the Company were based upon an agreed-upon fee arrangement for services rendered, which the Company believes to be consistent with fees charged for similar services by other comparable firms.

           Daniel J. Ludeman, a current director and nominee for director of the Company, is the Chairman and Chief Executive Officer of Mentor Investment Group, of which Wheat First Butcher Singer, Inc. ("Wheat") is the majority shareholder. First Union Corporation, the parent of Wheat, also wholly owns First Union Capital Markets Corp. ("First Union"), of which Bowles Hollowell Conner ("BHC") is a division. First Union, Wheat and BHC have provided the Company with investment banking services and First Union provides the Company with long term financing. It is anticipated that First Union, Wheat and BHC will continue to provide such services to the Company based upon agreed-upon fee arrangements and interest rates which are consistent with amounts charged for similar services by other comparable firms.

                             EXECUTIVE COMPENSATION

           The following table lists all compensation paid or accrued by the Company for each person who served as the Chief Executive Officer at any time during the past fiscal year and the Company's four most highly paid executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for the year ended December 31, 1998, exceeded $100,000. Messrs. Dreyfuss, Mishoe and Kangisser first became executive officers of the Company in 1996. Mr. Kewer was employed by the Company effective March 1, 1997, and became Chief Executive Officer on March 1, 1998, succeeding Mr. Dreyfuss who had previously served as Chief Executive Officer since September, 1996. Mr. Hettrich was employed by the Company in February, 1998.

                                          Summary Compensation Table

                                        Annual Compensation                      Long Term Compensation
                                        -------------------                      ----------------------
                                                                                 Restricted      Securities
Name, Age and                                                  Other Annual         Stock        Underlying       All Other
Principal Position             Year   Salary        Bonus      Compensation(1)     Awards        Options(#)    Compensation (2)
------------------             ----   ------        -----      ---------------     ------        ----------    ----------------
Arnold H. Dreyfuss (70)        1998   $70,417       ----            ----            ----            7,500            $270
Chairman of the Board          1997   131,250       ----            ----            ----            7,500             315
                               1996    42,115       ----            ----          $41,125 (3)         200 (4)      11,647

David B. Kewer (44)            1998   213,333       ----          $23,042           ----           10,000           9,460
President and Chief            1997   166,667     $40,000(5)      102,182         125,000 (6)      50,000             525
Executive Officer              1996     ----        ----            ----            ----            ----            ----

Kimberly P. Ferryman (42)      1998    99,100       3,000          10,312           ----            3,000           2,973
Vice President, Quality        1997    93,600       ----            9,815           ----           13,485           2,375
Assurance and Product          1996    87,500       ----            ----            ----           10,000           2,625
Development

Craig L. Hettrich (39)         1998   105,417      15,391          87,223           ----            3,000           ----
General Manager,               1997     ----        ----            ----            ----            ----            ----
Foodservice Division           1996     ----        ----            ----            ----            ----            ----

V. Stephen Kangisser (47)      1998   119,792       5,000           ----            ----            4,500          3,594
Vice President, Sales          1997   112,002       ----           52,558           ----            7,639          2,023
                               1996    67,286       ----           18,161           ----            2,000          ----

Thomas M. Mishoe,  Jr. (46)    1998   134,833       ----           16,217           ----            4,500          2,680
Chief Financial Officer,       1997   127,500       ----            ----            ----            7,709          2,495
Vice President, Secretary      1996   104,154       ----           24,444           ----           12,000          ----
and Treasurer


1) Of the total amounts reported as "Other Annual Compensation", the following amounts are attributable to relocation expenses incurred in connection with the respective officer's employment by the Company; Mr. Hettrich - $78,398 in 1998, Mr. Kangisser - $43,877 in 1997 and $16,563
       in 1996,  Mr. Kewer - $10,242 in 1998 and $92,182 in 1997, and Mr. Mishoe
       - $19,912 in 1996. The remaining amounts relate primarily to automobile allowances.

2) Except for Mr. Dreyfuss whose 1996 amount reflects amounts earned as an outside director prior to his appointment as Chief Executive Officer, all amounts reflect the Company's matching contributions to the Company's 401(k) Savings Plan and Employee Stock Purchase Plan.

3) Reflects an automatic award of 200 shares made to Mr. Dreyfuss on May 2, 1996, as an outside director under the 1996 Incentive Stock Plan and an award of 2,500 shares made as of September 19, 1996, upon Mr. Dreyfuss' appointment as Chief Executive Officer. The May 2, 1996, award vested on May 2, 1999. The September 19, 1996, award vested in four installments, the first 1,000 shares vested six months from the grant date, the next three installments of 500 shares each vested when the market price (average of 20 consecutive trading days) of the Company's Common Stock reached $10.50, $12.00 and $13.00 per share.

4) Reflects options granted to Mr. Dreyfuss on May 2, 1996, as an outside director under the 1996 Incentive Stock Plan.

5) Reflects amounts paid to Mr. Kewer as incentive to join the Company as President and Chief Operating Officer.

6) Reflects an award of 10,000 shares made to Mr. Kewer upon his employment by the Company on March 1, 1997. The award vests in three installments, the first 2,500 shares vested on March 1, 1998; 2,500 additional shares vested on March 1, 1999, and the remaining 5,000 shares vest on March 1, 2000. During the period of restriction, Mr. Kewer has the right to vote the shares and to receive dividends on the shares of restricted stock as and when paid on the Company's Common Stock. At December 31, 1998, Mr. Kewer's restricted stock holdings had a value of $99,375.


           The following table sets forth information regarding option grants made during the year ended December 31, 1998, for each of the named executive officers.

                       OPTIONS GRANTED IN LAST FISCAL YEAR



                       Number of   Percentage of                                   Potential Realizable Value at Assumed
                       Securities  Total Options  Exercise  Grant Date              Annual Rates of Stock Appreciation
                       Underlying   Granted to     Price     Market                      During Option Term (3)
                        Options    Employees in     Per       Price     Expiration       ----------------------
                        Granted        1998        Share    Per Share      Date             5%           10%
                        -------        ----        -----    ---------      ----             --           ---
Arnold H. Dreyfuss      7,500 (1)          9%     $13.375     $13.375     3/6/08          $63,075     $159,900

David B. Kewer         10,000 (2)         12%       13.375     13.375     3/6/08           84,100      213,200

Kimberly P. Ferryman                                13.375     13.375     3/6/08           25,230       63,960
                        3,000 (2)          4%
Craig L. Hettrich                                   13.375     13.375     3/6/08           25,230       63,960
                        3,000 (2)          4%
V. Stephen Kangisser    4,500 (2)          6%       13.375     13.375     3/6/08           37,845       95,940

Thomas M. Mishoe, Jr.   4,500 (2)          6%       13.375     13.375     3/6/08           37,845       95,940

(1) Grant was made under the 1996 Incentive Stock Plan and was immediately exercisable on the grant date.

(2) Grants were made under the Company's 1996 Incentive Stock Plan and become exercisable in increments of one-third of the shares subject to option on each of the first, second and third anniversaries of the March 6, 1998, grant date.

(3) The dollar amounts under the 5% and 10% columns are the result of calculations at assumed rates of stock price appreciation set by the Securities and Exchange Commission. The dollar amounts shown are not intended to forecast possible future price appreciation, if any, for the Company's Common Stock.

           The following table sets forth information regarding year-end option values at December 31, 1998, for each of the named executive officers.

                                       Fiscal Year-End Option Values (1)
                                             Number of Securities                       Value of Unexercised
                                            Underlying Unexercised                          In-the-Money
                                              Options at Year-End                     Options at Year-End (2)
                                              -------------------                     -----------------------
                                     Exercisable            Unexercisable          Exercisable       Unexercisable
                                     -----------            -------------          -----------       -------------
Arnold H. Dreyfuss                        15,200                      0                 $5,625                $0
David B. Kewer                            20,000                 40,000                 65,000            97,500
Kimberly P. Ferryman                       5,000                 21,485                      0            10,114
Craig L. Hettrich                              0                  3,000                      0                 0
V. Stephen Kangisser                           0                 12,139                      0             5,729
Thomas M. Mishoe, Jr.                      5,000                 17,209                      0             5,782

(1) The columns "Number of Shares Acquired on Exercise" and "Value Realized" have been omitted because no options were exercised by the named executive officers during the year ended December 31, 1998.

(2) The value included in this column is the difference between the market value of the Company's Common Stock of $13.25 on December 31, 1998, and the exercise price of the respective in-the-money options.

Retirement Benefits

           The following table sets forth information related to the annual benefits payable upon retirement under the Company's defined benefit pension plans to persons with the specified final average earnings and years of service as a salaried employee of the Company, assuming a continuation of service and 1998 compensation to age 65, retirement at age 65, and an annual accrual rate of 1.5% of average annual earnings, and without regard to the compensation limitations under Internal Revenue Code (IRC) 401(a)(17) or the benefit limitation of IRC 415. The benefits set forth in the following table are not subject to any deduction for social security or other offset amount.

                                              Pension Plan Table
                                                          Years of Service
                           -------------------------------------------------------------------------------
                                                 Amount of Annual Retirement Benefit
         Average           -------------------------------------------------------------------------------
         Annual Earnings      15                20                25               30                 35
         ---------------      --                --                --               --                 --
         $125,000          $  28,125        $  37,500         $  46,875        $  56,250         $  65,625
         $150,000             33,750           45,000            56,250           67,500            78,750
         $175,000             39,375           52,500            65,625           78,750            91,875
         $200,000             45,000           60,000            75,000           90,000           105,000
         $225,000             50,625           67,500            84,375          101,250           118,125
         $250,000             56,250           75,000            93,750          112,500           131,250
         $300,000             67,500           90,000           112,500          135,000           157,500
         $400,000             90,000          120,000           150,000          180,000           210,000
         $450,000            101,250          135,000           168,750          202,500           236,250
         $500,000            112,500          150,000           187,500          225,000           262,500

"Average Annual Earnings" is an employee's highest five consecutive year average total cash compensation within the last 10 years (which is salary, incentive awards and the Savings Plan match as such amounts are shown under the respective salary, bonus and other compensation columns in the Summary Compensation Table.)

           The Company established two substantially identical pension plans in 1992, covering salaried employees age 21 or over with one year of service. Salaried employees who are not officers are covered by the tax-qualified plan and officers are covered by the non-qualified plan.

          Credited years of service for the named executive officers as of December 31, 1998 are Arnold H. Dreyfuss - 2.2; David B. Kewer - 1.8; Kimberly
P. Ferryman - 6.9; Craig L. Hettrich -.9; V. Stephen  Kangisser - 2.6 and Thomas
M. Mishoe, Jr. - 2.8.

Certain Agreements

           The Company entered into severance agreements with Messrs. Hettrich, Kangisser, Kewer and Mishoe and Ms. Ferryman upon their being named executive officers of the Company. The agreements provide that termination compensation will be paid if the executive's employment is terminated by the Company within three years after a change in control other than for cause (as defined in the agreements) or upon the death, permanent disability, or retirement of the executive if the executive voluntarily terminates his employment for "good reason" (as defined in the agreements). "Change in control" is defined generally to include (i) an acquisition of 20% of the Company's voting stock, (ii) certain changes in the composition of the Company's Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which the Company's historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of the Company. Termination compensation consists of a cash payment equal to approximately three times the average annual compensation paid to the executive for the three most recent taxable years of the Company ending prior to the change in control. In addition, the agreements provide for the continuation of certain medical, life and disability benefits. These agreements renew annually unless terminated by the Company by notice given 60 days prior to expiration of the current term.


Compensation Committee Report on 1998 Executive Compensation

           The Company's executive compensation and benefits program is administered by the Compensation Committee (the "Committee"), which is composed entirely of non-employee directors. The goal of the program is to attract, motivate, reward and retain the management talent required to achieve the Company's business objectives, at compensation levels which are equitable and competitive with those of comparable companies. This goal is furthered by the Committee's policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to align the financial interests of management with those of the shareholders.

           The three main components of the Company's executive compensation program are base salary, incentive awards under the Senior Management Incentive Plan as established annually by the Committee and equity participation in the form of stock options, restricted stock grants and eligibility to participate in the Company Stock Fund of the Company's 401(k) Savings Plan and Employee Stock Purchase Plan. Each year, the Committee reviews the total compensation package of each executive officer to ensure it meets the goals of the program. As a part of this review, the Committee considers corporate performance, compensation survey data, the advice of consultants and the recommendations of management.

Base Salaries

           Base salaries for executive officers are reviewed annually to determine whether adjustments may be necessary. Factors considered by the Committee in determining base salaries for executive officers include personal performance considering the respective executive's level of responsibility, the overall performance and profitability of the Company during the preceding year and the competitiveness of the executive's salary with the salaries of executives in comparable positions at companies of comparable size and operational characteristics. Each factor is weighed by the Committee in a subjective analysis of the appropriate level of compensation for that executive. For purposes of assessing the competitiveness of salaries, the Committee reviews compensation data from national surveys and selected groups as provided by William M. Mercer, Incorporated, the Company's compensation consultant. Such compensation data indicates that salary levels for the Company's executive officers approximate the market averages of executive positions of similar scope and responsibility.

           In March, 1998, the Board of Directors appointed Mr. Kewer as the Company's Chief Executive Officer. In consideration of the increased duties to be assumed by Mr. Kewer, his salary was increased from $200,000 to $218,000 annually. Effective December, 1998, Mr. Kewer's base salary was further increased on an interim basis by $12,000 per month in view of the significant additional responsibilities undertaken by Mr. Kewer at the Board's request in connection with the Company's announced decision to explore, with the assistance of its financial advisor, strategic alternatives to enhance shareholder value.

The annual base salary for Mr. Dreyfuss, who continued as Chairman of the Board, was reduced from $112,500 to $80,000 beginning March 1, 1998, to $60,000 beginning July 1, 1998, and to $40,000 beginning October 1, 1998, as management of the Company transitioned to Mr. Kewer. Mr. Dreyfuss receives no salary from the Company beginning January 1, 1999, but, as Chariman of the Board, will receive "non-employee" director compensation at two times the amount paid to other non-employee directors, (additional details regarding the compensation of directors is provided on page __ of this Proxy Statement).

Senior Management Incentive Plan

           The Company utilizes a Senior Management Incentive Plan under which executives may receive cash and stock incentive awards based upon corporate, divisional and individual performance. Target thresholds and anticipated awards are established annually by the Committee and ratified by the full Board. The plan provides for cash payment of awards under the plan.

           Mr. Hettrich received an incentive payment of $15,391 as a result of the achievement of divisional (Foodservice) performance. The remaining executive officers as a group, including those listed in the Summary Compensation Table, received incentive payments totaling $11,000 for 1998 based on individual performance. Corporate and other divisional incentive awards were not awarded for 1998 as financial results did not meet the target thresholds required under the 1998 Senior Management Incentive Plan.

Equity Participation

           At the time the Company became a public company in April, 1992, management held abnormally low ownership interests in the Company because of the prior controlling ownership by Reynolds Metals Company. From time to time since the Company's initial public offering, this issue has been raised as a concern by various shareholders. As a result, the Committee and the Board have continued to believe it is important to increase management's equity participation in the Company as a part of the Company's overall compensation policies to provide long-term financial rewards linked directly to the market performance of the Company's stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company's stock incentive program is designed to further this objective. Awards with respect to the Chief Executive Officer are made by the Committee and awards for all the other executive officers are made by the Committee in consultation with the Chief Executive Officer.

           In March, 1998, the Committee granted non-qualified stock options on 72,500 shares of Common Stock to executive officers and management employees. These awards were made at an exercise price of $13.375 per share (which equaled the closing price on the date of the grant) and are exercisable in increments of one third each of the shares subject to option on the first, second and third anniversaries of the March 6, 1998, award date.

           The Committee also granted non-qualified stock options on 7,500 shares to Mr. Dreyfuss. This award, also made on March 6, 1998, has an exercise price of $13.375 per share and became exercisable immediately upon grant. The accelerated rate of exercisability for this grant was made in consideration of the significant contributions made to the Company by Mr. Dreyfuss during his tenure as Chief Executive Officer.

           In addition to stock option and restricted stock grants, eligible executive officers and many of the Company's employees participate in the Company Stock Fund under the Company's 401(k) Savings Plan and Employee Stock

Purchase  Plan,  thereby   increasing,   on  a  voluntary  basis,  their  equity
participation in the Company.

Section 162(m) Considerations

           The Committee has not given significant consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994, a publicly held corporation is not permitted to deduct compensation in excess of $1 million per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee has noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless has determined that in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to seek to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program.


                                 Compensation Committee

                                 Wilson H. Flohr, Jr., Chairman
                                 Judith B. McBee
                                 Robert C. Sledd

Performance Graph

           Securities and Exchange Commission regulations require the Company to include in its Proxy Statement the following Performance Graph. As required by the regulations, the Graph shows the percentage change in the total return on the Company's Common Stock during the five-year period ended December 31, 1998. The Company's Common Stock price ranged from a low of $7.125 to a high of $22.00 between January 1, 1994, and December 31, 1998. The closing price for the stock on December 31, 1998, was $13.25.

           The Performance Graph assumes $100 was invested on January 1, 1994, in the Company, the NASDAQ Stock Market Index, and an industry index for the ice cream and frozen dessert business ("Industry Index") and shows the total return on such investments, assuming reinvestment of dividends, as of December 31, 1998. The Industry Index includes companies in SIC Code 2024 (ice cream and frozen desserts). In addition to the Company, the Industry Index currently includes: Ben & Jerry's Homemade, Inc., Dreyer's Grand Ice Cream, International Yogurt Company, Suiza Foods Corporation, TCBY Enterprises, Inc. and Tofutti Brands, Inc.

                                      Comparison of Cumulative Total Return
                           Among Eskimo Pie Corporation Common Stock, an Industry Index
                                            and the Nasdaq Market Index
                                                             Cumulative Return as of

                                    12/31/93     12/31/94     12/31/95     12/31/96    12/31/97     12/31/98
                                    --------     --------     --------     --------    --------     --------

Eskimo Pie Corporation                100.00       106.01       104.32         64.45       67.73        79.43
Ice Cream and Frozen
     Desserts Industry                100.00       106.10       123.09        105.67      211.62       176.90
NASAQ Market Index                    100.00       104.99       136.18        169.23      207.00       201.96


       PROPOSAL TWO: Ratification of the Selection of Independent Auditors

           Ernst & Young LLP has been selected as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification by the shareholders.

           If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

           Your Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors.

                             YOGEN FRUZ SOLICITATION

         Yogen Fruz, a Canadian corporation, may conduct the Yogen Fruz Solicitation in an attempt to acquire control of your Company to pursue its own interests. The Yogen Fruz Solicitation has two elements: (i) the nomination of seven individuals for election to the Board of Directors in opposition to the Company's nominees, and (ii) the Yogen Fruz Proposals.

         Beginning in 1997, Yogen Fruz initiated a series of informal telephone contacts with the Company regarding potential business opportunities between Yogen Fruz and the Company. These contacts did not result in any formal discussions. In mid-1998, Yogen Fruz requested an in-person meeting. As a result, Michael Serruya and Richard Smith, Co-Chairmen, Co-Presidents and Co-Chief Executive Officers of Yogen Fruz, met in Richmond with David Kewer, the Company's President and Chief Executive Officer, as well as Tom Mishoe, the
Company's Chief Financial Officer. At this meeting, the Yogen Fruz representatives made overtures regarding Yogen Fruz's interest in a possible acquisition of the Company. The Company's representatives indicated they would advise the Company's Board, but did not encourage these overtures. On November 3, 1998, Yogen Fruz made an unsolicited conditional proposal for the purchase of all of the outstanding shares of the Company's stock at $10.00 per share. After consultation with the Company's financial and legal advisors, the Company rejected this proposal. On November 17, 1998, Yogen Fruz made a new unsolicited conditional proposal for the purchase of all outstanding shares of the Company's common stock at $10.25 per share. After due consideration and consultation with its financial and legal advisors, the Board of Directors of the Company concluded that Yogen Fruz's revised proposal was not in the best interests of the Company's shareholders and so advised Yogen Fruz. On November 25, 1998, Yogen Fruz made a new proposal to acquire the Company at $13.00 per share, subject to, among other conditions, specific assurances concerning the transfer of certain of the Company's license agreements with third parties. Following consideration of this proposal with its advisors, and given the problematic nature of the requested assurances, the Board concluded that the proposal was inadequate and not in the best interests of the Company's shareholders and advised Yogen Fruz accordingly.

         In further response to Yogen Fruz's November 25 proposal, the Company's Board of Directors directed management to proceed to explore a broad range of strategic options to enhance long-term shareholder value. The Company engaged its financial advisor, Bowles Hollowell Conner, the investment banking division of First Union Capital Markets Corp., to assist in this process. As an integral part of this process, the Company and its financial advisor conducted a thorough search for potential buyers. Yogen Fruz was invited to participate in this process and, as a result, engaged in discussions with, and further investigation of, the Company. On December 10, 1998, Yogen Fruz filed a Schedule 13D indicating that it had accumulated approximately 587,700 shares of the Company's common stock at an average price of just under $13.00.

         On January 26, and again on January 28, 1999, Yogen Fruz submitted revised proposals at prices above its previous $13.00 per share proposal, subject to additional contingencies which included the termination of the Company's process of soliciting proposals from other parties. In view of the contingencies included in Yogen Fruz's revised January proposals, the Company's Board of Directors concluded it was in the best interests of its shareholders to continue the search process that had been commenced. As a result, the Company engaged in extended discussions with various parties throughout the first quarter of 1999. In late February, 1999, after extensive due diligence and discussions with the Company, Yogen Fruz advised the Company that its prior offers for the Company were no longer in effect and that it was no longer interested in pursuing an acquisition of the Company.

         Although the Company's process of exploring strategic alternatives also led to extensive discussions with several other parties regarding the purchase of the Company, the Company did not receive any formal acquisition offers.
Thereafter, Yogen Fruz and the Company had discussions to explore various business opportunities that would be in the best interest of both companies. In the course of these discussions, Yogen Fruz indicated it was considering taking actions to commence a proxy contest at the Company's annual meeting scheduled for May 12, 1999, if the meeting were held as scheduled. In order to provide the Company and Yogen Fruz additional time to discuss and evaluate mutually beneficial, joint strategic opportunities, the Company rescheduled its annual meeting for September 8, 1999. These discussions addressed a possible repurchase of Yogen Fruz's stock in conjunction with other possible licensing and manufacturing arrangements and board representation between Yogen Fruz and the Company. The Company did not accept any of these proposals because they were not in the best interests of all the shareholders. In June, Yogen Fruz notified the Company of its intention to conduct a proxy contest and to present certain shareholder proposals at the rescheduled annual meeting.

         Your Board of Directors believes that it is in a better position to pursue the interests of the Company and all of its shareholders and unanimously recommends that you oppose Yogen Fruz's attempt to acquire control of your Company. Please vote AGAINST the Yogen Fruz Proposals and in FAVOR of the slate of directors proposed by the Board (see page ___) using the enclosed WHITE PROXY CARD.

         ELECTION OF DIRECTORS. The Company believes that an effective board of directors should be composed of individuals who are business leaders, who represent a broad range of business and community experience, and who bring to the Board background, experience and skills that enable them to recognize the best interests of the shareholders and contribute to the Company's long-term objectives. Each of the current directors being proposed for reelection by the Company is a business leader, with the depth of experience to pursue the interests of all of the Company's shareholders rather than the interests of a single shareholder.

      o Arnold Dreyfuss has served the Company since its initial public offering in 1992. Prior to his retirement from a lifetime in the small appliance industry, he served from 1982 to 1991 as the Chairman and Chief Executive Officer of Hamilton Beach/Proctor-Silex, Inc. From September 1996 through March 1998, he served as Chairman and Chief Executive Officer of the Company.

      o David Kewer has over 22 years of consumer goods experience, including seven years in the ice cream novelty industry. He has held positions of increasing responsibility in marketing, sales and executive management at Proctor & Gamble, Unilever, Nestle and the Company. Most recently, he has led management's successful efforts in pursuing a turn-around strategy for the Company.

      o Wilson Flohr recently retired as General Manager of Paramount's King's Dominion, a regional family theme park. He brings to the Board his direct contacts with the family-focused consumers attracted to Paramount's theme parks. He is also an active community leader, participating on the boards of a number of Richmond-based community organizations.

      o Jay Johnston has also served as a Board member since the Company's initial public offering. He brings to the Board over 30 years of experience in the legal profession and provides significant counsel to the Company on a broad range of important business matters. He is also active in numerous Richmond-based community and charitable organizations.

      o Dan Ludeman joined the Board in 1997. As Chairman of one of the country's largest institutional asset management firms, he is able to provide an investor's perspective to many of the Board and Company discussions and considerations.

      o Judy McBee, who currently serves as Senior Vice President of Marketing of Hamilton Beach/Proctor-Silex, Inc., a Richmond-based corporation, has been a Board member since 1996. Her extensive experience in consumer goods marketing and sales has been particularly valuable in connection with the Company's National Brands segment.

      o Robert Sledd, the newest Board member, brings to the Board his 12 years of experience as the Chief Executive Officer of Performance Food Group Company, a successful public company, as well as his specific knowledge of the foodservice industry.

         The Company also believes that a majority of the directors should be independent of management and the major suppliers, customers and shareholders of the Company.

         Yogen Fruz is attempting to replace your directors with its seven nominees, each of whom either is or was affiliated with, or related to someone who is affiliated with, Yogen Fruz. Five of the Yogen Fruz nominees are officers and/or directors of Yogen Fruz. One of the Yogen Fruz nominees is a former director of a Yogen Fruz subsidiary, and his law firm acts as United States legal counsel to Yogen Fruz. The other Yogen Fruz nominee is the father-in-law of a Yogen Fruz officer and director. The Company believes that these individuals have similar and overlapping business experience, do not have the background or experience to pursue the best interests of the Company and all of the Company's shareholders, and represent a limited point of view concerning the Company.

         Your Company believes that Yogen Fruz's primary motivation in proposing its opposition slate of nominees for the Board of Directors is to replace your current Board with individuals who may pursue the goals and objectives of Yogen Fruz to the potential detriment of other shareholders. Your current Board of Directors has served, and will continue to serve, the best interests of all shareholders without bias toward any individual shareholder. The enhancement of shareholder value remains the primary objective of the current Board's efforts, and the Board remains open to considering all viable alternatives in pursuit of that objective. The Board believes that it and the current management team are in the best position to enhance shareholder value. The financial performance of the Company has been improving steadily over the last ___ quarters. The Company's management-led growth and restructuring program involves renewed focus on the profitable National Brands novelties and Food Service businesses of the Company, building the value of the Eskimo Pie and other licensed brands represented by the Company, divestiture, as appropriate, of certain non-core assets and continued reduction in fixed overhead costs. An independent Board committed to pursuing the interests of all shareholders is uniquely qualified to continue these efforts and to realize the best interests of the Company and its shareholders.

         For these reasons, your Board of Directors believes that the interests of your Company and all of its shareholders will be better served by electing Dreyfuss, Flohr, Johnston, Kewer, Ludeman, McBee and Sledd to the Board, and you are urged to vote FOR these individuals on the enclosed WHITE PROXY CARD.

                            THE YOGEN FRUZ PROPOSALS

     PROPOSAL THREE: Yogen Fruz Proposal Relating to Shareholder Rights Plan

               --------------------------------------------------
               Your Board Recommends a Vote AGAINST this Proposal
               --------------------------------------------------


Summary of Yogen Fruz Proposal

         Yogen Fruz may propose a resolution to amend the Company's Bylaws to require the Board of Directors to effect any resolution adopted by the shareholders calling for: (i) the partial or complete redemption of rights (the "Rights") issued pursuant to the Company's Rights Agreement, dated January 23, 1993, as amended (the "Rights Plan"); or (ii) an amendment to the Rights Plan. Currently, the approval of a majority of the Continuing Directors is required to redeem the Rights and thereby terminate the Rights Plan. The Rights Plan defines Continuing Directors as directors who were on the Board when the Rights Plan was adopted or directors whose nominations for election to the Board were recommended or approved by a majority of such directors.

Your Company's Response

           For the reasons set forth below, the Board of Directors believes that adoption of this Bylaw amendment would not be in the best interests of the Company or its shareholders, and would, in fact, expose shareholders to coercive tender offers and undervalued takeover bids without adequate protection.

           The Board of Directors adopted the Rights Plan in 1993 to ensure that in the event of a hostile bid for control of the Company, all shareholders would be treated equally and fairly and receive full value for their shares. By its terms, the Rights Plan causes a significant dilution of the shareholdings of any potential acquiror who the Board of Directors concludes, in the exercise of its fiduciary duties, is not offering an adequate price for the Common Stock of all shareholders.

         In adopting a Rights Plan, the Company joined approximately 2,400 other public companies that have adopted similar plans. The Board did not adopt the Rights Plan in response to, or in anticipation of, any specific takeover threat, nor to deter takeover bids generally. Rather, the objectives of the Rights Plan are to give adequate time for shareholders to evaluate a bid without undue pressure, for the Board of Directors to consider and explore value-enhancing alternatives and to allow competing bids to emerge. The issuance of the Rights themselves had no dilutive effect, did not affect reported earnings per share, was not taxable to the Company or its shareholders, and did not change the way in which the Company's shares are presently traded.

           The Company believes that the current Board is in the best position to evaluate and negotiate on behalf of all shareholders any potential offer, and to develop alternatives to maximize shareholder value. The Rights Plan is designed to encourage prospective acquirors to negotiate directly with the Board of Directors, and in the Board's view, the Rights Plan provides the Board necessary flexibility in such negotiations. The Rights Plan protects shareholders against abusive takeover tactics that do not treat all shareholders fairly and equally, such as partial and two-tiered tender offers and creeping stock accumulation programs. The Rights Plan does not prevent bidders from making offers to acquire the Company at a price and on terms that are in the best interests of all shareholders. In its fiduciary role, the Board of

Directors carefully considered the adoption of the Rights Plan and determined it to be the best available means of protecting the full value of the investment of the Company's shareholders, while not preventing a fair acquisition offer for the Company. The Board of Directors recently re-examined the Rights Plan and determined that the Plan continues to be in the best interests of the Company and all of its shareholders.

           In addition, the terms of the Rights Plan already permit the Board to redeem the Rights to facilitate an acquisition that it determines, in the exercise of its fiduciary duty, adequately reflects the value of the Company and is in the best interests of all the shareholders. In fact, a number of target companies with similar rights plans in place have redeemed rights after their directors were satisfied that an offer, as negotiated by them, was in the best interests of the targets' shareholders.

           Finally, the Board of Directors opposes this Yogen Fruz Proposal because it believes that Yogen Fruz's motivation in submitting this Proposal is not to benefit the Company's shareholders generally but rather to enable a change of control to be followed by an immediate sale in circumstances that may not necessarily be in the best interests of the Company and all of its shareholders.

           For all of the above reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company and its shareholders.

Vote Required and Board Recommendation

           The affirmative vote of the majority of the votes cast will be required under Virginia law to approve the above-described Yogen Fruz Proposal. Abstentions and broker non-votes (shares held by brokers for customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) will be counted for purposes of determining the presence or absence of a quorum to transact business. Abstentions will also be counted in the tabulation of the votes cast on this Yogen Fruz Proposal, and therefore, an abstention will have the effect of a vote against the proposal. Broker non-votes, on the other hand, will not be counted for purposes of determining whether the proposal has been approved and, therefore, will have no effect.

           The Board of Directors of your Company unanimously recommends that shareholders vote AGAINST this Yogen Fruz Proposal (Proposal Three).

     PROPOSAL FOUR: Yogen Fruz Proposal Relating to Ability of Shareholders
                            to Call a Special Meeting

               --------------------------------------------------
               Your Board Recommends a Vote AGAINST this Proposal
               --------------------------------------------------


Summary of Yogen Fruz Proposal

           Yogen Fruz may also propose a resolution to amend Article II, Section 3 of the Company's Bylaws to allow persons holding at least 15% of the capital stock of the Company to call a special meeting of shareholders. Currently, only the Chairman of the Board, the President or the Board of Directors may call a special meeting of shareholders.

Your Company's Response

           For the reasons set forth below, the Board of Directors believes that adoption of this Bylaw amendment would not be in the best interests of the Company and its shareholders.

           Allowing only the Board to call a special shareholders meeting makes it more difficult for a dissident group of shareholders or a raider to force consideration of a shareholder proposal at a special meeting rather than at the next annual meeting of shareholders. Special meetings of shareholders require considerable management time and expense, can become very disruptive to the normal operations of the Company and may not provide the Board adequate time to consider the proposal. The current Bylaws do not prevent shareholders from proposing resolutions. Rather, shareholders have always been able to make such proposals and to vote to change the direction of the Company at the annual meeting of shareholders.

           Voting down this proposed Bylaw amendment will have the continued effect of reducing the risk of the unfair seizure of control of the Company by a holder of a substantial block of the Company's stock. At the same time, if the shareholders defeat this Yogen Fruz Proposal, the Board, if confronted by a surprise proposal from a third party that has acquired a substantial portion of the Company's stock, will have sufficient time to review the proposal, explore alternatives thereto and, if deemed appropriate, seek a higher price for the shareholders.

           As discussed above, the purpose of the current Bylaw provision is to make it more difficult for a shareholder to call a special meeting of shareholders that, in the context of an unsolicited acquisition attempt, might prevent the Company from pursuing other alternatives or undermine the Board's bargaining power. Opposing this Bylaw amendment would not preclude any shareholder from proposing business, or nominating candidates for election as directors, at any annual meeting of shareholders.

           For all of the above reasons, the Board of Directors unanimously believes that this proposal is neither in the best interests of the Company and its shareholders nor a reflection of the concerns of most shareholders.

Vote Required and Board Recommendation

           The affirmative vote of the majority of the votes cast will be required under Virginia law to approve the above-described Yogen Fruz Proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum to transact business. Abstentions will also be counted in the tabulation of the votes cast on this Yogen Fruz Proposal, and therefore, an abstention will have the effect of a vote against the proposal. Broker non-votes, on the other hand, will not be counted for purposes of determining whether the proposal has been approved and, therefore, will have no effect.

         The Board of Directors of your Company unanimously recommends that shareholders vote AGAINST this Yogen Fruz Proposal (Proposal Four).


Cost and Method of Solicitation

         The Company will bear the expenses related to the solicitation of shareholders. Total expenses related to the solicitation, in excess of those normally spent for an annual meeting, are expected to aggregate approximately $100,000, of which approximately $50,000 has been spent to date. In addition to soliciting proxies by mail, supplementary solicitations may also be made by mail or telephone, telegraph or personal interview by directors, officers and other employees of the Company, none of whom shall receive additional compensation for their services.

         Under applicable regulations of the SEC, each member of the Board of Directors, certain executive officers of the Company and certain other corporate officers of the Company may be deemed to be "participants" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the directors and named executive officers of the Company of the Company's securities is provided in this Proxy Statement and the present ownership of the Company's securities by other "participants" is listed in Appendix A.

         It is also contemplated that additional solicitation will be made by personal interview, telephone, telecopy and telegraph under the direction of the proxy solicitation firm of Corporate Investor Communications, Inc. ("CIC"), 111 Commerce Road, Carlstadt, New Jersey 07072. The cost of solicitation of proxies, including a fee of $45,000 plus certain expenses for CIC's services, will be borne by the Company. The Company also has agreed to indemnify CIC against certain liabilities and expenses. Finally, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company's Common Stock.



Section 16(a) Beneficial Ownership Reporting Compliance

           Based on a review of reports of changes in beneficial ownership of the Company's Common Stock and written representations furnished to the Company, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 1998.

Shareholder Proposals for 2000 Annual Meeting

           The 2000 Annual Meeting of Shareholders is expected to be held on May 3, 2000. Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal in its Proxy Statement or form of proxy for that meeting unless the proposal is received by the Secretary of the Company at the Company's principal place of business on or before November 26, 1999. In addition, the Company's Bylaws prescribe certain procedures which must be followed, including certain advance notice requirements, in order for a proposal to be properly brought before a shareholder meeting; such a shareholder notice of intent to bring a proposal before an annual meeting of shareholders must be delivered to the Company generally not later than 30 days prior to the anniversary date of the notice sent by the Company in connection with the previous year's annual meeting. Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Secretary.

Other Matters

           As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                                       By Order of the Board of Directors,


                                       Thomas M. Mishoe, Jr.
                                       Chief Financial Officer, Vice President,
                                       Treasurer and Corporate Secretary

       -----------------------------------------------------------------

                                    IMPORTANT

       Your vote is important! No matter how many or how few shares of Eskimo Pie Corporation you own, please vote FOR the Board's nominees and AGAINST the Yogen Fruz Proposals by signing, dating and mailing the enclosed WHITE PROXY CARD.

       If you have already returned a proxy card sent to you by Yogen Fruz, you have every right to change your vote by signing and returning the enclosed WHITE PROXY CARD. Only your latest dated, properly executed card will count.

       If you own your shares in the name of a brokerage firm, your broker cannot vote such Shares unless he receives your specific instructions. Please sign, date and return the enclosed WHITE PROXY CARD in the postage-paid envelope that has been provided.

       If you have any questions as to how to vote your shares, please call our proxy solicitor:

                     Corporate Investor Communications, Inc.
                               111 Commerce Drive
                               Carlstadt, NJ 07072
                            Toll free: (877) 460-4351

       -----------------------------------------------------------------

                                                                      APPENDIX A

Information Concerning the Directors and Certain Officers of the Company Who May Solicit Proxies

         The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain officers of the Company (the "participants") who may also solicit proxies from shareholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is Eskimo Pie Corporation, 901 Moorefield Park Drive, Richmond, Virginia 23236.

DIRECTORS

         The principal occupations of the Company's directors who are deemed participants in the solicitation are set forth on pages ___ through ___ of this Proxy Statement. The principal business address of Messrs. Dreyfuss and Kewer is that of the Company. The name, business and address of the other director-participants' organization of employment are as follows:

         Name                                                          Principal Business Address
         ----                                                          --------------------------
         Wilson H. Flohr, Jr.
           Retired, Executive Vice President and General Manager
           Paramount's Kings Dominion

         F. Claiborne Johnston, Jr.
           Attoney-at- Law, Partner                                    1111 East Main Street
           Mays & Valentine, L.L.P.                                    Richmond, Virginia  23219

         Daniel J. Ludeman
           Chairman and Chief Executive Officer                        901 East Byrd Street
           Mentor Investment Group, L.L.C.                             Richmond, Virginia 23219

         Judith B. McBee
           Senior Vice President, Marketing                            4421 Waterfront Drive
           Hamilton Beach/Proctor-Silex, Inc.                          Glen Allen, Virginia  23060

         Robert C. Sledd
           Chairman of the Board and Chief Executive Officer           6800 Paragon Place, Suite 500
           Performance Food Group Company                              Richmond, Virginia  23230



EXECUTIVE OFFICERS AND CERTAIN CORPORATE OFFICERS

         Name
         ----

         Thomas M. Mishoe, Jr.                                         William T. Berry, Jr.
           Chief Financial Officer, Vice President,                      Assistant Vice President, Controller
           Treasurer and Corporate Secretary

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

         Except as set forth in the Proxy Statement, none of the participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by directors and the named executive officers is set forth on page ___ of this Proxy Statement. The number of shares of Common Stock held by the other participants as of June 30, 1999 is set forth below. The information includes shares that may be acquired by the exercise of stock options within 60 days of June 30, 1999:


         Name                                         Number of Shares Held
         ----                                         ---------------------

         William T. Berry, Jr.                              4,157 (1)

(1) - Includes 500 shares held by Mr. Berry's wife.



INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

         The following table sets forth purchases and sales of the Company's securities by the participants during the past two years. Unless otherwise indicated, all transactions were in the public market.

                                                       Number of Shares of
    Name                            Date        Common Stock Purchased (or Sold)
    ----                            ----        --------------------------------

    DIRECTORS

    Arnold H. Dreyfuss             3/6/98                      7,500 (1)
                                  6/30/99                        366 (2)

    David B. Kewer                 3/6/98                      3,334 (1)
                                   1/7/99                      5,000 (1)
                                  6/30/99                      3,454 (2)
                                  6/30/99                      3,186 (3)

    Wilson H. Flohr, Jr.           5/7/98                        200 (1)
                                   5/7/98                        200 (4)
                                   1/1/99                      1,143 (5)

    F. Claiborne Johnston, Jr.     5/7/98                        200 (1)
                                   5/7/98                        200 (4)

    Daniel J. Ludeman             3/19/98                      5,000 (6)
                                   5/7/98                        200 (1)
                                   5/7/98                        200 (4)
                                   1/1/99                      1,122 (5)

    Judith B. McBee                5/7/98                        200 (1)
                                   5/7/98                        200 (4)
                                   1/1/99                      1,143 (5)

    Robert C. Sledd                4/8/98                        225 (6)
                                   5/7/98                        200 (1)
                                   5/7/98                        200 (4)
                                   1/1/99                        791 (5)


    EXECUTIVE OFFICERS AND CERTAIN CORPORATE OFFICERS

    Thomas M. Mishoe, Jr.          3/6/98                      1,500 (1)
                                   1/7/99                      2,000 (1)
                                  6/30/99                        256 (2)
                                  6/30/99                      3,083 (3)

    William T. Berry, Jr.          3/6/98                        667 (1)
                                   1/7/99                      1,334 (1)
                                  6/30/99                        456 (3)

(1) The aggregate number of currently exercisable stock options issued as of the grant date, as indicated.

(2) The aggregate number of shares owned, as of the date indicated, were acquired through periodic employee contributions and/or the Company's match under the Company's Employee Stock Purchase Plan.

(3) The aggregate number of shares owned, as of the date indicated, were acquired through periodic employee contributions and/or the Company's match under the Company's 401(k) Savings Plan.

(4) Automatic award of restricted stock made to non-employee directors under the 1996 Incentive Stock Plan.

(5) Shares issued to non-employee directors in lieu of 1998 cash compensation under the 1996 Incentive Stock Plan.

(6)   Open market purchases.



MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

         Except as set forth in the Proxy Statement or this Appendix A, to the best of the Company's knowledge, none of the participants or, in the case of clause (a) only, any of their associates, (a) owns of record or has direct or indirect beneficial ownership of any securities issued by the Company or any of its subsidiaries; (b) has purchased or sold any securities issued by the Company within the past two years; (c) has incurred any outstanding indebtedness to acquire or hold securities issued by the Company; or (d) has been a party to any contract, arrangement or understanding with respect to any securities of the Company during the past year.

         Except as set forth in the Proxy Statement or this Appendix A, to the best of the Company's knowledge, (a) none of the participants or any of their associates has any arrangement or understanding with respect to any future employment or any future transactions with the Company or any of its affiliates, and (b) none of the participants, executive officers of the Company, any person known to the Company to own beneficially or of record more than five percent of any class of Company voting securities, or any of their associates has entered into any transaction or series of similar transactions with the Company or any of its subsidiaries since the beginning of the Company's last fiscal year in which such person had or will have a direct or indirect material interest, and no such transactions are currently proposed. With respect to clause (a) of the preceding sentence, Mr. Berry has a severance agreement with the Company that is substantially similar to the severance agreements described under the heading "Certain Agreements" on page __ of the Proxy Statement, with the exception that Mr. Berry's termination compensation consists of a cash payment equal to approximately the average of Mr. Berry's annual compensation for the three most taxable years of the Company ending prior to the change in control.

                            - FOLD AND DETACH HERE -



                             ESKIMO PIE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints David B. Kewer, Thomas M. Mishoe, Jr. and F. Claiborne Johnston, Jr., jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Eskimo Pie Corporation to be held on September 8, 1999, or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                           (continued on reverse side)

         [X]      PLEASE MARK YOUR VOTES
                  AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.


         The Board of Directors Recommends a Vote FOR Proposals 1 and 2

PROPOSAL ONE:  Election  Of  Directors  to serve  until 2000  Annual  Meeting of
               Shareholders.

Nominees:         Arnold H. Dreyfuss, Wilson H. Flohr, Jr., F. Claiborne Johnston, Jr., David B. Kewer,
                  Daniel J. Ludeman, Judith B. McBee and Robert C. Sledd
         [    ] FOR all nominees listed above                    [    ] WITHHOLD AUTHORITY to vote for  all
         (except as written on the line below)                          nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------


PROPOSAL  TWO: Ratification  of  the  selection  of  Ernst  &  Young  LLP as the independent auditors for the Corporation and its subsidiaries for the current fiscal year.

               [   ]  FOR         [   ]  AGAINST             [   ] ABSTAIN



       The Board of Directors Recommends a Vote AGAINST Proposals 3 and 4

PROPOSAL THREE: Yogen Fruz Proposal Regarding the Shareholder Rights Plan

               [   ]  FOR         [   ]  AGAINST             [   ] ABSTAIN



PROPOSAL FOUR: Yogen  Fruz  Proposal  Regarding  Shareholder's  Ability  to Call
               Special Meeting

               [   ]  FOR         [   ]  AGAINST             [   ] ABSTAIN



I plan to attend the meeting.       [    ]



SIGNATURE(S) _______________________________              DATE __________, 1999



NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 1999 Annual Meeting of Shareholders of Eskimo Pie Corporation and any adjournment or postponement thereof.